                                                                      Exhibit 21

                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               December 31, 2000

                                                                  Percentage         Percentage
Name of Company                                                   Held by TRA        Held by Sub         Jurisdiction
---------------                                                   -----------        -----------         ------------
I.        Inspiration Coal Inc.                                   100                                    Delaware

II.       Inspiration Consolidated Copper Company                 100                                    Maine
          which owns
          ----------
          A. Inspiration Development Company                                         100                 Delaware

III.      Inspiration Gold Incorporated                           100                                    Delaware

IV.       Terra Capital Holdings, Inc.                            100                                    Delaware
          which owns
          ----------
          A.   Terra Capital, Inc.                                                   100                 Delaware
               which owns
               ----------
               1.      Terra Methanol Corporation                                    100                 Delaware
               2.      Terra International, Inc.                                     100                 Delaware
               which owns
               ----------
                       a.   Terra International (Oklahoma) Inc.                      100                 Delaware
                       b.   Terra Real Estate Corporation                            100                 Iowa
                       c.   Terra Real Estate Development Corporation                100                 Iowa
                       d.   Terra Express, Inc.                                      100                 Delaware
                       e.   Terra International (Canada) Inc.                        100                 Ontario, Canada
                            which owns
                            ----------
                            1.    Terra Nitrogen (U.K.) Limited                      100                 England
                       f.   Port Neal Corporation                                    100                 Delaware

               3.      BMC Holdings, Inc.                                            100                 Delaware
                       which owns
                       ----------
                       a.   Beaumont Holdings Corporation                            100                 Delaware
                       b.   Beaumont Methanol, Limited Partnership/1/                100                 Delaware
                            which owns
                            ----------
                            1.    Terra (U.K.) Holdings Inc.                         100                 Delaware
                                  which owns
                                  ----------
                                  a.    Beaumont Ammonia Inc.                        100                 Delaware

____________________________

     /1/ Terra Methanol Corporation is 1% General Partner and Limited Partner interests are owned by TMC, BMCH and Beaumont Holdings Corp.

                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               December 31, 2000

                                                              Percentage          Percentage
Name of Company                                               Held by TRA         Held by Sub            Jurisdiction
---------------                                               -----------         -----------            ------------

     4.    Terra Nitrogen Corporation                                             100                    Delaware
           which owns
           ----------
           a.    Terra Nitrogen Company, L.P./2/                                   74                    Delaware
                 which owns
                 ----------
                 1.   Terra Nitrogen, Limited Partnership/3/                      100                    Delaware
                      a.    Oklahoma Co\2\ Partnership                             50                    Oklahoma


_____________________________

     /2/ Terra Nitrogen Corporation's interest includes 1.0101% as General Partner and some of TNCLP is owned directly by Terra Capital, Inc.
     /3/  Terra Nitrogen Corporation is 1% General Partner.

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